UNITED-STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 13, 2015

UNITED-GUARDIAN, INC.
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Marcus Boulevard, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (631) 273-0900

                                    Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 13, 2015. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors: The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert S. Rubinger	2,373,269	375,474	1,582,384
Kenneth H. Globus	2,399,900	348,843	1,582,384
Lawrence F. Maietta	2,387,248	361,495	1,582,384
Arthur Dresner	2,678,231	70,512	1,582,384
Andrew A. Boccone	2,694,501	54,242	1,582,384
Christopher W. Nolan, Sr.	2,696,624	52,119	1,582,384

Vote on the Appointment of Baker Tilly Virchow Krause, LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending December 31, 2015:  The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-votes
4,261,450	65,376	4,301	N/A

Approval, on an advisory basis, of the compensation of the Company’s name executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,659,080	83,431	6,232	1,582,384

Shareholder Proposal – Proxy Access for Stockholders:

Votes For	Votes Against	Abstentions	Broker Non-votes
318,369	2,414,294	16,080	1,582,384

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

By:        /s/ Kenneth H. Globus
Name:   Kenneth H. Globus
Title:     President

May 13, 2015